SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  May 8, 1996



                                  PAGES, INC.
           __________________________________________________________

                        Commission File Number 0-107475

 Incorporated - Delaware                 IRS Identification Number 34-1297143




             801 94th Avenue North, St. Petersburg, Florida  37702



Registrant's telephone number, including area code (813) 578-3300


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Item 5.   OTHER EVENTS

      The Board of Directors of PAGES, Inc. today announced the appointment of William L. Clarke as Senior Vice President of PAGES, Inc. Recently, he joined the Company as President and Chief Executive Officer of PAGES Book Fairs, a wholly-owned subsidiary. In addition, the Board appointed Tamara L. Zeph as Chief Financial Officer and Treasurer of PAGES, Inc. and Vice President-Finance of PAGES Book Fairs.

      Mr. Clarke has extensive business experience and has held executive management positions with successful manufacturing and service companies during the past three decades. Prior to joining PAGES, he was an independent management consultant. His background also includes twelve years as Partner for Deloitte & Touche LLP and Ernst & Young LLP where he was responsible for a national practice.

      During his 32 year career, Mr. Clarke has also had direct responsibility for all phases of marketing and sales, including product positioning, sales support, and sales training. This hands-on experience has led to significant growth and profitability at those firms.

      Ms. Zeph has held financial positions with increased responsibility at PAGES Book Fairs since January 1993. Prior to joining PAGES Book Fairs, she was a Senior Auditor with Arthur Andersen & Co., from June, 1986 to April, 1987 and May, 1988 to December, 1992. Her duties included supervising attestation engagements for clients in a wide range of industries as well as internal control reviews and training.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 1996            PAGES, Inc.
       -----------            -----------------------------
                              (Registrant)

                              /s/ S. Robert Davis
                              -----------------------------
                              S. Robert Davis, Chairman